CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Municipal Bond Funds of our reports dated December 19, 2025, relating to the financial statements and financial highlights of Vanguard Municipal Money Market Fund, Vanguard Tax-Exempt Bond Index Fund, Vanguard High-Yield Tax-Exempt Fund, Vanguard Intermediate-Term Tax-Exempt Bond ETF, Vanguard Intermediate-Term Tax-Exempt Fund, Vanguard Limited-Term Tax-Exempt Fund, Vanguard Long-Term Tax-Exempt Fund, Vanguard Core Tax-Exempt Bond ETF, Vanguard Long-Term Tax-Exempt Bond ETF, Vanguard Short Duration Tax-Exempt Bond ETF and Vanguard Ultra- Short-Term Tax-Exempt Fund, which appear in Vanguard Municipal Bond Funds’ Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP February 25, 2026